Exhibit 99.2

HUDSON HIGHLAND GROUP, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited financial information filed herewith as Exhibit 99.2 is incorporated herein by reference and reflects the pro forma consolidated statements of operations of Hudson Highland Group, Inc. (the “Company”) for the six months ended June 30, 2006 and the year ended December 31, 2005 and the pro forma consolidated balance sheet of the Company as of June 30, 2006 as a result of the sale (the “Sale”) of the Company’s Highland Partners executive search business (“Highland”). The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 give effect to the Sale as if it occurred on January 1, 2005. The unaudited pro forma consolidated balance sheet as of June 30, 2006 gives effect to the Sale as if it occurred on June 30, 2006. The pro forma information is based on the historical financial statements of the Company’s Highland segment after giving effect to the Sale and are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the Sale occurred as of January 1, 2005 or June 30, 2006. The pro forma consolidated financial statements have been prepared based on preliminary estimates. The pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Six Months Ended June 30, 2006
	As Reported	Pro Forma Adjustments	Pro Forma Results
Revenue	$708,536	$(30,734)	$677,802
Direct costs	441,878	(1,817)	440,061

Gross margin	266,658	(28,917)	237,741
Operating expenses:
Selling, general and administrative expenses	259,647	(25,976)	233,671
Depreciation and amortization	8,849	(636)	8,213
Business reorganization expenses	595	62	657
Merger and integration expenses	279	(207)	72

Operating loss	(2,712)	(2,160)	(4,872)
Other income (expense):
Other, net	539	314	853
Interest, net	(1,208)	562	(646)

Loss from continuing operations before provision for income taxes	(3,381)	(1,284)	(4,665)
Provision for income taxes	4,099	(73)	4,026

Loss from continuing operations	$(7,480)	$(1,211)	$(8,691)

Basic and diluted (loss) per share:
Loss from continuing operations	$(0.31)		$(0.36)

Basic and diluted weighted average shares outstanding:	24,318,000		24,318,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Year Ended December 31, 2005
	As Reported	Pro Forma Adjustments	Pro Forma Results
Revenue	$1,428,276	$(62,827)	$1,365,449
Direct costs	891,345	(3,094)	888,251

Gross margin	536,931	(59,733)	477,198
Operating expenses:
Selling, general and administrative expenses	511,653	(55,845)	455,808
Depreciation and amortization	18,412	(1,354)	17,058
Business reorganization expenses	233	278	511
Merger and integration (recoveries) expenses	(70)	—	(70)

Operating income	6,703	(2,812)	3,891
Other income (expense):
Other, net	1,029	(1,801)	(772)
Interest, net	(1,852)	620	(1,232)

Income (loss) from continuing operations before provision for income taxes	5,880	(3,993)	1,887
Provision for income taxes	5,036	79	5,115

Income (loss) from continuing operations	$844	$(4,072)	$(3,228)

Basic and diluted (loss) per share:
Income (loss) from continuing operations	$0.04		$(0.14)

Weighted average shares outstanding:
Basic	22,295,000		22,295,000
Diluted	23,674,000		22,295,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	As of June 30, 2006
	As Reported	Pro Forma Adjustments	Pro Forma Results
ASSETS
Current assets:
Cash	$32,310	$6,400	$38,710
Accounts receivable, net	241,125	(8,223)	232,902
Prepaid and other	11,104	(783)	10,321

Total current assets	284,539	(2,606)	281,933
Intangibles, net	37,208	(28)	37,180
Property and equipment, net	28,541	(933)	27,608
Other assets	4,767	(281)	4,486

Total assets	$355,055	$(3,848)	$351,207

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$30,911	$(587)	$30,324
Accrued expenses and other current liabilities	136,355	(10,183)	126,172
Credit facility and current portion of long-term debt	36,575	(14,000)	22,575
Accrued business reorganization expenses	3,844	—	3,844
Accrued merger and integration expenses	930	—	930

Total current liabilities	208,615	(24,770)	183,845

Other non-current liabilities	5,999	—	5,999
Accrued business reorganization expenses, non-current	3,262	—	3,262
Accrued merger and integration expenses, non-current	1,663	—	1,663
Long-term debt, less current portion	351	—	351

Total liabilities	219,890	(24,770)	195,120

Total stockholders equity	135,165	20,922	156,087

	$355,055	$(3,848)	$351,207

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments

The accompanying pro forma consolidated financial statements give effect to the following pro forma adjustments necessary to reflect the disposition and discontinuation of operations of the Highland segment as outlined in the proceeding introduction as if the disposition occurred on January 1, 2005 in the pro forma consolidated statements of operations and on June 30, 2006 in the pro forma consolidated balance sheet.

(A)	Reduction of revenue and expenses are the result of the disposition of Highland. Additional reductions in interest expense of $300 and $660 for the periods ended June 30, 2006 and December 31, 2005, respectively, are from a reduction in the credit facility debt from the sale proceeds, net of estimated direct expenses. These amounts do not consider an allocation of corporate overhead to the companies that are to be divested, and therefore, selling general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company.

(B)	Reduction of assets and liabilities are as a result of the disposition of Highland and the estimated increase in cash of $6.4 million and reduction of the credit facility debt ($14.0 million, minimum agreed upon reduction per a waiver with Wells Fargo Foothill) from the proceeds ($36.6 million), less certain payments to partners of Highland ($9.55 million) and other estimated payments and costs related to the disposition ($6.65 million).